UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934 as amended


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only

[X]  Definitive Information Statement

          Bridge Technology, Inc.
     ------------------------------------------------------------
       (Name of Registrant As Specified In Its Charter)


          000-24767
     ------------------------------------------------------------
       (Commission file number)


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[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-
     11

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[ ]  Fee paid prviously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        None
        ----------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Schedule C
        ----------------------------------------------
     3) Filing Party:
        Bridge Technology, Inc.
        ----------------------------------------------
     4) Date Filed:
        April 24, 2001
        ----------------------------------------------

                 BRIDGE TECHNOLOGY, INC.
                  12601 Monarch Street
              Garden Grove, California 92841
              ------------------------------
                 INFORMATION STATEMENT
                      relating to
              ANNUAL MEETING OF STOCKHOLDERS
                to be held on May 14, 2001
              ------------------------------


           WE ARE NOT ASKING YOU FOR A PROXY AND
          YOU ARE REQUESTED NO TO SEND US A PROXY.


     This information statement is furnished by the Board of Directors of Bridge Technology, Inc., a Nevada corporation, in connection with the Annual Meeting of Stockholders to be held on May 14, 2001 at 10:00 a.m., local time, at our principal executive offices located at 12601 Monarch Street, Monarch Street, Garden Grove, California 92841 for the purposes set forth in the accompanying Notice of Meeting.

     The Board of Directors has fixed the close of business on April 20, 2001 as the record date of determination of the stockholders entitled to notice of ant to vote at the Annual Meeting. As of the record date, there were 10,863,186 issued and outstanding shares of our common stock held by approximately 2,800 holders of record. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the record date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present, in persion or by proxy, at the Annual Meeting is required to approve each proposal. Votes will be counted by our representatives at the Annual Meeting. (STOCKHOLDERS DO NOT HAVE CUMULATIVE VOTING RIGHTS.)

     This Information Statement is being mailed on or about April 24, 2001 to holders of record of common stock at the close of business on the record date. We will bear all costs and expenses relating to the preparation, printing and mailing of this Information Statement and accompanying materials to stockholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection these mailings.

              PROPOSAL 1
          ELECTION OF DIRECTORS


Information About Nominees
--------------------------
     Our board has nominated the following nine persons to serve as directors until the next Annual Meeting of our stockholders or until their respective successors are elected and qualified:

     Winston Gu, age 50, has served as our Chairman and Chief Executive Officer since December 1999 and has been a director since 1997. He is also a member of our Executive Steering Committee, the Chief Executive Officer of our subsidiary, Autec Power Systems, Inc. and the President of Frontier Electronics Corporation for the past ten years.

     John J. Harwer, age 54, has served as the President of our subsidiary, Pacific Bridge Net, since 1997 and has been a director since 1997. Mr. Harwer is also a member of our Executive Steering Committee. From January 1996 to May 1997, Mr. Harwer owned and managed a computer distribution company, Allied Web, Inc. From May 1994 to April 1996, he was a majority owner of Simpson, Inc., a supplier of computer memory and components to the domestic and international market. From January 1990 to May 1994, he was Vice President of Operations and New Product Development for CMS Enhancements, a $200 million NYSE computer peripheral company. From 1971 through 1989, he held senior engineering, marketing and management positions with several companies in the computer industry including Hewlett-Packard, Raytheon, Gerber Scientific, Picker Nuclear, Genrad and Calcomp. Mr. Harwer also served as technology consultant to Burroughs (now UNISYS), Sharp USA, Graphtec, Houston Instruments, Amtec and others. He received his Master of Computer Science degree from Charles University, Prague, Czech Republic in 1971. He has written, conducted and participated in numerous management and technology seminars and conferences.

     John T. Gauthier, age 73, has served as our Chief Financial Officer, Secretary and Treasury since 1997. He has been a director since 1997 and is also a member of our Executive Steering Committee. He was the prior Chairman of the Company's Board of Directors from March 1997 to April 1998. He is also the Secretary-Treasurer, Chief Financial Officer, and a Director of the Exell Corporation since June 1995. For twelve years Mr. Gauthier was President and Chairman of the Board of Datronic Engineers Inc., a small capitalization public company engaged in the design, furnishing and installation of long-range telecommunications systems internationally. For six years he was Director of Finance and Administration for Northrop Corporation's subsidiary, Page Communications Engineers, a leading international telecommunications company. He was a former management consultant to the Executive Director of the International Monetary Fund of the World Bank. He was also a Founder, Director along with the former Comptroller of the U.S. Treasury, James Saxton of the Free State Bank and Trust Company in Potomac, Maryland. Mr. Gauthier received a Bachelor of Science Degree in Finance from Fordham University in 1953 and completed the MBA program at the Graduate School of Business, George Washington University in 1957. Mr. Gauthier also completed two years of legal training at the Georgetown University Law Center in 1959.

     James Djen, age 47, has served in various capacities from President of PTI Enclosures, a Bridge subsidiary, to President of Bridge Technology, Inc. to currently Managing Director with responsibilities of overseeing the Asia-Pacific unit of the Corporation. He also serves as a member of our Executive Steering Committee and as a director since November 1998. He has also served as President and Chairman of the Board of PTI Enclosures, Inc. since 1993. From June 1985 to 1994 he was a director and Executive Vice President of CMS Enhancement, a New York, Stock Exchange firm. Mr. Djen was granted a Bachelor of Science Degree in Electrical Engineering from National Taiwan University in 1977 and a Master of Science Degree in Electrical Engineering from Connecticut's Bridgeport University in 1978 and a Master of Science Degree in Electrical Engineering in 1981 from California State University.

     Peter Liu, age 50, has served as a director since 1997. He is the founder of the W.I. Harper Group, a San Francisco based venture capital and investment-banking firm, with offices in San Francisco, Taipei, Hong Kong, and Beijing where he has been the Chairman and Chief Executive Officer since 1995. W.I. Harper Group provides cross-border, financial and management services to companies in the international market.

     Hideki Watanabe, age 55, has been a director and a member of our Executive Steering Committee since April 1998. Mr. Watanabe has also served as the President of Newcorp Technology Limited, our electronics technology R & D subsidiary based in Tokyo, Japan. He graduated from Nihon Physical Education College in 1972. From 1972 until 1982, he worked for Wakou-Shoji. From 1983 until 1984, he was the President of Seiei Corporation. In 1995, he co-founded Newcorp Technology Limited, where he is responsible for international sales and marketing of high technology products.

     Joseph Gatti, Jr., age 72, has been employed as Managing Director of Corporate Finance for Spencer Trask Securities in New York since 1995. He has over 40 years experience in the securities industry, primarily in the funding of high technical organizations. He was a former Electronic Countermeasures Officer with the U.S. Air Force. He received a Bachelor of Science degree from New York State Maritime College in 1949.

     Alan Hui-Tse Sheen, age 40, has served as a director since 1998. He has been the Chairman and Chief Executive Officer of American Computer and Digital Components, Inc., a privately held computer memory module company since 1992. Mr. Sheen has been actively involved in the computer memory module business since graduation from the University of Southern California in 1983 with a BS in Business Administration.

     Fusahiko Hasegawa, age 58, has served as a director since 1998. He has been the President and Chief Executive Officer of Advanced Technology and Systems Co., Ltd., ADTX, an IBM Japan joint venture since 1994. Mr. Hasegawa has over 40 years of senior technical and management experience with IBM.


OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR
DIRECTOR.

Additional Information About our Board and its Committees
---------------------------------------------------------
     Our Board of Directors has established an audit committee, but has not established a compensation committee or a standing nominating committee.

     The audit committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices and reviews the annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The audit committee, comprised of Peter Liu, Joseph Gatti and John T. Gauthier, met 4 times during fiscal 2000.

     Our Board held 6 meetings during fiscal 2000 and each of the directors attended, either in person or by telephonic conference, 75% or more of the meetings of our Board and all such committees on which such director served during fiscal 2000.

Director Compensation
---------------------
     Directors who are employees receive no separate compensation for their service as directors. Our non-employee directors do not receive cash fees, however they receive 25,000 warrants annually to purchase common stock at a price set by the Board. The warrant price last year was at $1.875 per share. In addition, directors are reimbursed for travel expenses for attending meetings of the board and any board or advisory committees.

Audit Committee Report
----------------------
     The audit committee consists of Peter Liu, Joseph Gatti, and John T. Gauthier, each of whom is a member of our Board of Directors, and qualifies as "independent" as defined under the National Associations of Securities Dealers' listing standards except for John T. Gauthier, the Company's CFO, who is an interim member until the Board selects a qualified member to replace him. The audit committee operates under a written charter adopted by our Board of Directors which is included in this Information Statement as Appendix A.

     The primary function of the audit committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and tax compliance. The audit committee's primary duties and responsibilities are to:

     - serve as an independent and objective party to monitor our financial reporting process and internal control systems;

     - review and appraise the audit efforts of our independent accountants and internal audit department;

     - evaluate our quarterly financial performance;

     - oversee management's establishment and enforcement of financial policies and business practices; and

     - provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and our Board of Directors.

     The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management. The audit committee has discussed with BDO Seidman, LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter form BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discudded the independence of BDO Seidman, LLP with them.

     Based on the audit committee's review and discussions noted above, the audit committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC.


                                           Audit Committee

                                           Peter Liu
                                           Joseph Gatti
                                           John T. Gauthier

               SECURITY OWNERSHIP OF CERTAIN
             BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) each director and each nominee, (c) each executive officer named in the Summary Compensation Table on page 9 under the heading "Executive Compensation", and
(d) all our executive offciers and directors as a group. This ownership information is as of April 20, 2001, unless otherwise indicated in the footnotes.

     Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of April 20, 2001, there were 10,863,186 shares of common stock outstanding.

                                                    Shares of Common Stock
                                                      Beneficially Owned
                                                -----------------------------
Name of Beneficial Owner                          Amount     Percent of Class
------------------------                        -----------  ----------------
Winston Gu                                       2,773,334         25.5%
James Djen                                         687,642          6.3%
John T. Gauthier                                    33,334          *
John J. Harwer                                     200,000          1.8%
Peter Liu                                           60,000          *
Joseph Gatti                                             0
Alan Hui-Tse Sheen                                 240,000          2.2%
Fusahiko Hasegawa                                   20,000          *
R. Fox                                              33,000          *
Cayman Computer Alliance Corporation               373,206          3.4%
  12601 Monarch Street
  Garden Grove, California 92841
Hideki Watanabe                                    300,000          2.8%
  4-12-2 Nagatsuda, Midori-Ku
  Yokohama-Shi, Kanagawa-Ken, Japan
All directors and officers as a group            4,214,310         38.8%
  (8 persons)


--------------
* Less than 1%

                 EXECUTIVE COMPENSAITON


Summary Compensation Table
--------------------------
     The following table sets forth the cash and non-cash compensation paid or earned during fiscal 1998, 1999 and 2000 by our Chief Executive Officer and our four other executive officers, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for fiscal 2000.


                               Annual Compensation
                          ------------------------------
Name and Principal                          Other Annual  All Other
Position            Year  Salary   Bonus    Compensation  Compensation(2)
------------------  ----  -------  -------  ------------  ----------------
Winston Gu          2000  120,000        -         -       50,000 @ $1.875
 Chairman and       1999   75,000  200,000         -       25,000 @ $5.00
 Chief Executive    1998   60,000  200,000         -            -
 Officer

James Djen          2000  120,000        -         -       50,000 @ $1.875
 Managing           1999  120,000        -         -       25,000 @ $5.00
 Director           1998  159,000        -         -       45,000 @ $3.50

John J. Harwer      2000  120,000        -         -       50,000 @ $1.875
 President          1999  120,000        -         -       25,000 @ $5.00
                    1998  158,333        -         -      100,000 @ $1.75

R. Fox              2000  120,000        -         -       15,000 @ $1.875
 General Manager    1999  125,000        -         -       15,000 @ $5.00
 PTI Enclosures     1998  123,637        -         -            -

John T. Gauthier  2000   120,000        -         -       50,000 @ $1.875
 Chief Financial  1999    60,000        -         -       25,000 @ $5.00
 Officer          1998    36,000        -         -            -


Option Grants and Exercises
---------------------------
    The following table summarizes option grants during the fiscal year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such persons as December 31, 2000.


                                                                     Potential
                             Individual Grants(1)                    Realizable Value
                 --------------------------------------------------  at Assumed Annual
                 Number of   Percent of                              Rates of Stock
                 Securities  Total Options                           Price Appreciation
                 Underlying  Granted to     Exercise or              for Option Term(3)
                 Options     Employees in   Base Price   Expiration  ------------------
Name             Granted (#) Fiscal Year    ($/Sh)(2)    Date        5%($)      10%($)
---------------- ----------- -------------  -----------  ----------  ------------------
Winston Gu         50,000       8.3%          1.875       _________  ______      _____
James Djen         50,000       8.3%          1.875       _________  ______      _____
John J. Harwer     50,000       8.3%          1.875       _________  ______      _____
R. FOx             15,000       2.5%          1.875       _________  ______      _____
John T. Gauthier   50,000       8.3%          1.875       _________  ______      _____

---------------

(1) All options reported in this table consist of non-plan warrants, all of which are immediately exercisable.
(2) The per share exercise price of each option granted in 2000 is equal to the market value of a share of our common stock on the grant date.
(3) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock. The amounts represented in this table may not necessarily be achieved.

The following table summarizes option exercises and the value of in-the-money optins held at December 31, 2000 by our Chief Executive Officer and each of the executive officers named in the Summary Compensation Table above.

                         Aggregated Option Exercises In
                  Last Fiscal Year and Fiscal Year-End Option Values

                                              Number of
                                              Securities         Value of
                                              Underlying         Unexercised
                                              Unexercised        In-the-Money
                                              Options at         Options at
                                              December 31, 2000  December 31, 2000(2)
                  Shares                      -----------------  -----------------
                  Acquired on  Value          Exer-     Unexer-  Exer-     Unexer-
Name              Exercise(#)  Realized($)(1) cisable   cisable  cisable   cisable
----------------  -----------  -------------  --------  -------  -------   -------
Winston Gu        ___________  _____________  ________  _______  _______   _______
James Djen        ___________  _____________  ________  _______  _______   _______
John J. Harwer    ___________  _____________  ________  _______  _______   _______
R. Fox            ___________  _____________  ________  _______  _______   _______
John T. Gauthier  ___________  _____________  ________  _______  _______   _______

---------

(1) The value realized is calculated based ont he closing price of our common stock as reported by the Nasdaq Small Cap Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2000, and the exercise price of such options. Options are in-the-money if the market price of the shares exceeds the option exercise price.


Agreements with Employees
-------------------------
     The Corporation did not have written employmnet agreements with our employees in the year 2000. The Directors are expected to appoint a compensation committee at the Annual Meeting of Directors and to formalize employment contracts with executive employees.

Report On Executive Compensation
--------------------------------
     Executive Compensation for the Company is presently being studied by the Executive Committee for recommendation to the Board of Directors. The Board at their Annual Meeting is expected to appoint a Compensation Committee.

Certain Transactions
--------------------
     On January 3, 2000, in connection with our initial acquisition of 60% of the outstanding capital stock of CMS Technology Limited (CMS), our Hong Kong subsidiary, Alan Sheen, a director and principal stockholder of Bridge Technology, acquired 10% of the outstanding capital stock of CMS for a purchase price of $1,000,000. We purchased the remaining 30% of the capital stock of CMS in May 2000 for a purchase price of $3,000,000.

     We lease our facility located in Garden Grove, California from PTI Enclosures, LLC, a corporation controlled by James Djen, an officer, Director and principal stockholder of the Company. The lease provides for monthly payments of $23,288 and a term of 20 years expiring in December 2017. In addition, we entered into a sublease agreement with Exell Corporation, a corporation controlled by Anita Gauthier, the wife of the Company's CFO John
T. Gauthier, for a portion of the building for a monthly payment of $1,380, through October 2003.

     Our subsidiary, Autec Power Systems, Inc., leases facilities under an operating lease with K.G. Cockran Properties, a company owned by Winston Gu, one of our principal stockholders. The lease calls for monthly lease payments of $19,672, subject to cost of living adjustment, through 2007. Autec entered into a sublease agreement with Frontier Electronics, a corporation owned by Jeanie Gu, the wife of the Company's CEO Winston Gu, for a portion of the facility for a monthly payment of $4,372. The term of sublease is for 10 years.

     During 1999, we loaned $250,000 to Photo King International, an entity of which James Djen, one of our principal stockholders, is an officer. During 2000, $25,000 of this loan was repaid, leaving an unpaid principal balance of $225,000.

     During 2000, in connection with our acquisition of CMS Technology, Ltd., we borrowed $2.9 million from a related party group as follows. This debt bears interest at a rate of 9.5% and is due on demand. We repaid principal of $100,000 and interest of $152,859 during 2000. At December 31, 2000, there was an accrued interest payable of $88,919 and a total interest expense of $241,778.

      Amount          From                   Relationship
    -----------  --------------------   ------------------------------------
    $ 1,000,000  Frontier Electronics   Corporation controlled by Jeanie Gu,
                                        wife of the Company's CEO

      1,000,000  CKI                    Corporation controlled by James Djen,
                                        an officer, Director and major
                                        stockholder of the Company.

        400,000  Winston Gu             CEO, Director and major stockholder
                                        of the Company

        200,000  Edwin Cheng            Brother of James Djen, an officer,
                                        Director and major stockholder of the
                                        Company

        100,000  James Djen             Officer, Director and major
                                        stockholder of the Company

        100,000  Karen Chiu             Controller of the Company

        100,000  Exell Corporation      Corporation controlled by Anita
                                        Gauthier, wife of the Company's CFO.
                                        Loan since repaid.
    -----------
    $ 2,900,000
    ===========

               PROPOSAL 2
          RATIFICATION OF AUDITORS


     Our Board of Directors has appointed BDO Seidman, LLP, independent certified public accountants, as our auditors for the year ending December 31, 2001.

     Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees
----------
     The fees paid to $169,447.00 for our 2000 annual audit and review of our quarterly financial statements were $27,326.23.

Financial Systems Design and Implementation Fees
------------------------------------------------
None

All Other Fees
--------------
Income tax preparation: $27,326.23



OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2000, all Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis.

PROPOSALS FOR THE NEXT ANNUAL MEETING
-------------------------------------
     Stockholder proposals intended to be presented in the proxy materials or information statement relating to the next Annual Meeting of Stockholders must be received by us on or before December 31, 2001 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement or information statement must notify us by January 31, 2002. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting, if any, will have discretionary authority to vote on the proposal.

OTHER BUSINESS
--------------
We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Information Statement.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Winston Gu
                                       Chairman of the Board and
                                       Chief Executive Officer

April 24, 2001
Garden Grove, California

                                                           Appendix A

                  BRIDGE TECHNOLOGY, INC.
                     AUDIT COMMITTEE
                   CHARTER REQUIREMENTS



      The Board of Directors has authorized the formation of the Audit Committee under the following Charter Requirements.

      1. The Audit Committee shall consist of three independent members.

      2. The members shall be appointed to serve for one year until the annual Directors meeting at which time the audit committee members will be elected to serve the new year.

      3. Each member of the Audit Committee shall be truly independent and must not
         a. have been employed by the corporation or its affiliates in the current or past three years.
         b. have accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation).
         c. be an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer.
         d. have been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
         e. has been employed as an executive of another entity where any of the company's executive serve on that entity's compensation committee.

      4. a. The purpose of the Audit Committee is to comply with good business standards and all regulatory procedures in conducting the business of the corporation.
         b. oversee that the corporation's outside auditors comply with their responsibility to perform independent audit of the books and record of the corporation and to conduct an annual review of the corporations internal control procedures and provide the Audit Committee their recommendations for improvement and compliance with good business practices.

      5. The Audit Committee will meet quarterly as follows:
         a. between May 1-15 annually
         b. between August 1-15 annually
         c. between November 1-15 annually
         d. between February 1-15 annually
         e. at any time that an issue has been brought to the attention of the committee

      6. The members of the committee are expected to review the company's Form 10K annual reports and the Quarterly Reports on Form 10Q and all 8K Reports before filing to the regulatory agencies for compliance.

      7. The Audit Committee is expected to review the outside auditors report on internal control practices and their recommendations for improvement and request written confirmation that all deficiencies have been corrected.

      8. The Audit Committee will submit an annual compliance letter report to the Board of Directors confirming the committee review of the outside auditors financial statements and internal control review and noting any discrepancies or irregularities for the Board of Directors consideration.

      9. The initial Audit Committee, while the corporation is a small business filer with the Securities and Exchange Commission, shall consist of one non independent member who concurrently also serves as the Chief Financial Officer of the Corporation.

      10.When the Corporation ceases to be a small business filer, the Chief
         Financial Officer of the Corporation will be replaced on the Audit Committee by an independent director of the Corporation who is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition this Director must have a working knowledge of the need for internal control procedures and the necessity of the independent auditors review of the company's internal control procedures in practice and the formal report of their findings. The Director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

      11.Except while the Corporation is a small business filer under SEC rules, the Corporation will have all independent directors on the Audit Committee.